SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2002

Glacier Water Services, Inc.
(Exact Name of Registrant as Specified in Charter)

                            Delaware
(State or Other Jurisdiction of Incorporation)

1-11012	33-0493559
(Commission File Number)	(IRS Employer Identification No.)

2651 La Mirada Drive, Suite 100 Vista, California	92083-8435
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (760) 560-1111

Item 4.    Changes in Registrant’s Certifying Accountant.

Effective June 27, 2002, Glacier Water Services, Inc. (the “Company”) terminated the engagement of Arthur Andersen LLP (“Andersen”) as the Company’s independent auditor. The decision to terminate the engagement of Andersen was recommended by the Company’s Audit Committee.

The reports of Andersen on the Company’s financial statements for the fiscal years ended December 30, 2001 and December 31, 2000 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 30, 2001 and December 31, 2000, and the interim period between December 30, 2001 and June 27, 2002, there was no disagreement between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures and requested that Andersen furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of such letter from Andersen, dated June 27, 2002, is filed as Exhibit 16.1 to this Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 27, 2002.

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities Exchange Commission, dated June 27, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLACIER WATER SERVICES, INC.

By:	/s/ W. DAVID WALTERS
W. David Walters Senior Vice President, Chief Financial Officer and Secretary

Date: June 27, 2002